SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2004 (July 09, 2004)

HARKEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Item 4. Changes in Registrant’s Certifying Accountant

On July 09, 2004, the Audit Committee of Harken Energy Corporation engaged Hein & Associates LLP, Certified Public Accountants and Advisors, as its independent accountants. During the two years ended December 31, 2003 and the subsequent interim period preceding the decision to change independent accountants, neither the Company nor anyone on its behalf consulted Hein & Associates LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has Hein & Associates LLP provided to the Company a written report or oral advice regarding such principles or audit opinion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Harken Energy Corporation

Date: July 12, 2004	By:	/s/ Anna M. Williams
Anna M. Williams
Vice President and Chief Financial Officer